EXHIBIT 99.1
NEWS RELEASE

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CONSTELLATION BRANDS AND OWENS-ILLINOIS FORM JOINT VENTURE AND COMPLETE ACQUISITION OF NAVA GLASS PLANT

•	Constellation forms 50-50 joint venture with Owens-Illinois to own and operate the glass plant

•	JV completes acquisition of glass plant in Nava, Coahuila, Mexico from Anheuser-Busch InBev

•	Constellation purchases high-density warehouse, land and rail infrastructure from Anheuser-Busch InBev

VICTOR, N.Y., DEC. 16, 2014 — Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that it has finalized the joint venture (JV) with Owens-Illinois (O-I) and has completed the acquisition of Anheuser-Busch InBev SA/NV’s (ABI) state-of-the-art glass production plant, which is located adjacent to Constellation’s brewery in Nava, Coahuila, Mexico. Constellation has also purchased from ABI a high-density warehouse, land and rail infrastructure at the same site. The purchase price for all of these assets was approximately $300 million. This investment in glass sourcing will help ensure Constellation is well-positioned to support the continued momentum and growth opportunities for its beer portfolio well into the future.
The glass plant currently has one operational glass furnace and the JV plans to scale the plant to four furnaces. When fully operational with four furnaces, this facility is expected to supply more than 50% of the glass needs for Constellation’s U.S. beer business. When this expansion is completed, the number of employees working at the plant is estimated to reach approximately 800, up from the approximately 260 employees currently working at the location today.
“The acquisition of the glass plant and the formation of the joint venture play a significant role in our long-term glass sourcing strategy for our beer business,” said Rob Sands, president and chief executive officer, Constellation Brands. “This strategy gives us greater control over our glass needs in terms of quality, flexibility, and cost-effectiveness. We look forward to working with O-I and the employees at the glass plant to continue to provide high-quality glass for Constellation’s growing beer business. We are also very excited to be investing in the facility, which will likely bring new opportunities to the employees and the Nava community.”
About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B) is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Canada, Mexico, New Zealand and Italy. In 2013, Constellation was one of the best performing stocks in the S&P 500. Constellation is the number three beer company in the U.S. with high-end, iconic imported brands including Corona Extra, Corona Light, Modelo Especial, Negra Modelo and Pacifico. Constellation is also the world's leader in premium wine selling great brands that people love including Robert Mondavi, Clos du Bois, Kim Crawford, Rex Goliath, Mark West, Franciscan Estate, Ruffino and Jackson-Triggs. The company's premium spirits brands include SVEDKA Vodka and Black Velvet Canadian Whisky.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand-building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio, sales in approximately 100 countries, about 40 facilities and approximately 6,300 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, visit www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements are based on management's current expectations and should not be construed in any manner as a guarantee that such results will in fact occur or will occur on the timetable contemplated hereby.
In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of Constellation Brands contained in this news release are subject to a number of risks and uncertainties, including completion of the glass plant expansion; the accuracy of all projections, including sales trends, glass supply sources, glass plant supply output, and size of workforce at the glass plant location; and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2014, which could cause future performance to differ from current expectations.

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